Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RSC Capital Corporation

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 27, 2014, relating to the consolidated financial statements of First Allied Holdings Inc., which is contained in the Form 424(b) filed as Exhibit 99.1 to the Form 8-K dated July 1, 2014 of RCS Capital Corporation.

BDO USA, LLP

Richmond, Virginia

August 8, 2014